Exhibit 99.2
Unaudited Pro Forma Condensed Financial Information
On April 24, 2006, TreeHouse Foods, Inc. (“TreeHouse”) completed its acquisition of certain real estate, equipment, machinery, inventory, raw materials, intellectual property and other assets that are related to the Del Monte Foods Company (1) private label soup business, (2) infant feeding business conducted under the brand name Nature’s Goodness®, and (3) the food service soup business (hereinafter collectively referred to as the “Soup and Infant Feeding Business”), and assumed certain liabilities to the extent related thereto. Immediately following the completion of the acquisition, the Soup and Infant Feeding Business became a division of TreeHouse’s operating subsidiary, Bay Valley Foods, LLC.
The purchase price paid for the Soup and Infant Feeding Business by TreeHouse was $272.1 million, including an adjustment for working capital. In addition TreeHouse assumed postretirement, vacation pay and lease liabilities of $38.8 million and incurred acquisition related costs of $5.2 million. The acquisition was financed through $250 million of borrowings under TreeHouse’s existing $400 million credit facility and available cash balances. The final adjustment for working capital is not yet complete; as a result the purchase price reflected in the pro forma condensed combined financial statements could change.
The unaudited pro forma financial statements have been prepared using the purchase method of accounting for the Soup and Infant Feeding Business in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141). Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible identifiable assets and liabilities based on their estimated relative fair values. TreeHouse management has made a preliminary allocation to the net tangible and intangible assets acquired and liabilities assumed based on preliminary estimates. TreeHouse has hired a third-party valuation firm to establish the fair value of the Soup and Infant Feeding Business inventory, real estate, machinery and equipment and the fair value of identifiable intangible assets. At the date of this filing, the valuation is not yet complete. As a result of the final valuations, values assigned to these assets could change. Management is also assessing certain liabilities assumed in the transaction.
The following unaudited pro forma condensed balance sheet has been prepared to give effect to the acquisition as of March 31, 2006, TreeHouse’s most recently completed fiscal quarter and is based on the assumptions and adjustments described in the accompanying notes. The Soup and Infant Feeding Business condensed balance sheet included in the unaudited pro forma financial statements is as of January 29, 2006, the most recently completed fiscal quarter of the Soup and Infant Feeding Business.
The following unaudited pro forma income statements included in the pro forma financial statements are based on TreeHouse’s year ended December 31, 2005 and quarter ended March 31, 2006 and have been prepared to give effect to the completed acquisition as of January 1, 2005, the beginning of TreeHouse’s most recently completed fiscal year. The income statements are based on the assumptions and adjustments described in the accompanying notes and are not indicative of what the actual results would have been had the acquisition been completed on a different date nor do they purport to indicate the results of future operations. The Soup and Infant Feeding Business condensed statements of income included in the unaudited pro forma financial statements are based on the twelve-month period ended October 30, 2005 and the three-month period ended January 29, 2006.

The unaudited pro forma balance sheet and unaudited pro forma income statements should be read in conjunction with TreeHouse’s Annual Report on Form 10-K for the years ended December 31, 2005 and December 31, 2004 filed with the Securities and Exchange Commission on March 29, 2005 and the Soup and Infant Feeding Business’ combined financial statements for the years ended May 1, 2005 and May 2, 2004 and the condensed combined financial statements for the nine month interim periods ended January 29, 2006 and January 30, 2005, included herein as Exhibit 99.1.

TreeHouse Foods, Inc.
Unaudited Pro Forma Balance Sheet
as of March 31, 2006
(In thousands)

	As Reported	Soup and
	TreeHouse	Infant Feeding			Pro Forma
	Foods, Inc.	Business	Pro Forma		TreeHouse
	March 31, 2006	January 29, 2006	Adjustments		Foods, Inc.
Assets
Total current assets	$182,999	$106,853	$(29,751)	(3)
			10,658	(2)	$270,759
Property, plant and equipment, net	115,059	160,869	(58,467)	(2)	217,461
Goodwill	293,374	13,473	(13,473)	(1)
			89,591	(2)	382,965
Identifiable intangible and other assets, net	38,106	10,888	(10,888)	(1)
			36,428	(2)	74,534

Total	$629,538	$292,083	$24,098		$945,719

Liabilities and Shareholder’s Equity
Total current liabilities	$71,965	$23,870			$95,835
Long-term debt	6,076	3,260	$250,000	(3)	259,336
Deferred income taxes	6,976	20,304	(20,304)	(1)	6,976
Other non-current liabilities	18,953	36,356	2,695	(2)	58,004
Total stockholder’s equity	525,568	208,293	(208,293)	(1)	525,568

	$629,538	$292,083	$24,098		$945,719

Pro Forma Adjustments:
(1)	To eliminate historical deferred income taxes, goodwill, identifiable intangible assets, net and equity related to the acquired soup and infant feeding business

(2)	To record the incremental impact of preliminary purchase accounting adjustments required by FAS 141

(3)	To record acquisition related debt and cash used to purchase the soup and infant feeding business and pay transaction related costs

(4)	The preliminary purchase price allocation and useful lives related to the acquired assets are as follows:

Description	Preliminary Purchase Price Allocation	Preliminary Estimated Useful Lives
Inventory	$83,000
Other Current Assets	4,760
Land	1,792
Buildings	12,394	24 years
Machinery & equipment	85,392	10 years
Other property, plant and equipment	2,824	2-5 years
Trade names	9,000	Indefinite
Customer lists	25,000	15 years
Goodwill	89.591	Indefinite
Other assets	2,428	5 years

Total Preliminary Purchase Price	$316,181

TreeHouse Foods, Inc.
Unaudited Pro Forma Income Statement
for the Year Ended December 31, 2005
(In thousands, except per share data)

	As Reported	Soup and
	TreeHouse	Infant Feeding
	Foods, Inc.	Business			Pro Forma
	Twelve Months Ended	Twelve Months Ended	Pro Forma		TreeHouse
	December 31, 2005	October 30, 2005	Adjustments		Foods, Inc.
Net sales	$707,731	$297,713			$1,005,444
Cost of sales	560,094	242,800	$(2,698)	(1)	800,196

Gross profit	147,637	54,913	2,698		205,248
Selling, general and administrative expenses	119,048	44,769	1,667	(1)	165,484

Operating income	28,589	10,144	1,031		39,764
Other expense	1,150	240	15,000	(2)	16,390

Income from continuing operations before income taxes	27,439	9,904	(13,969)		23,374
Provision for income taxes	15,174	3,922	(5,308)	(3)	13,788

Income from continuing operations	$12,265	$5,982	$(8,661)		$9,586

Weighted average common shares
Basic	30,905				30,905
Diluted	31,108				31,108
Basic earnings per share from continuing operations	$0.40				$0.31
Diluted earnings per share from continuing operations	$0.39				$0.31

Note 1. Preliminary purchase price

Cash paid for business, including estimated working capital settlement					$272,139
Liabilities assumed					38,841
Estimated acquisition related costs					5,201

					$316,181

Note 2. Pro Forma Adjustments
The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired and are subject to change.
(1)	To adjust acquired company asset’s depreciation and amortization for FAS 141 preliminary fair value adjustments

(2)	To add interest expense related to transaction debt for acquired assets at current borrowing rate of 6%

(3)	To tax effect FAS 141 depreciation and amortization adjustments and acquisition related interest at a tax rate of 38%

TreeHouse Foods, Inc.
Unaudited Pro Forma Income Statement
for the Three-Month Period Ended March 31, 2006
(In thousands, except per share data)

	As Reported	Soup and
	TreeHouse	Infant Feeding
	Foods, Inc.	Business			Pro Forma
	Three Months Ended	Three Months Ended	Pro Forma		TreeHouse
	March 31, 2006	January 29, 2006	Adjustments		Foods, Inc.
Net sales	$172,724	$88,888			$261,612
Cost of sales	132,334	68,357	$(767)	(1)	199,924

Gross profit	40,390	20,531	767		61,688
Selling, general and administrative expenses	28,283	14,655	417	(1)	43,355

Operating income	12,107	5,876	350		18,333
Other expense	161	60	3,750	(2)	3,971

Income from continuing operations before income taxes	11,946	5,816	(3,400)		14,362
Provision for income taxes	4,540	2,303	(1,292)	(3)	5,551

Income from continuing operations	$7,406	$3,513	$(2,108)		$8,811

Weighted average common shares
Basic	31,088				31,088
Diluted	31,190				31,190
Basic earnings per share from continuing operations	$0.24				$0.28

Diluted earnings per share from continuing operations	$0.24				$0.28

Note 1. Preliminary purchase price

Cash paid for business, including estimated working capital settlement					272,139
Liabilities assumed					$38,841
Estimated acquisition related costs					5,201

					$316,181

Note 2. Pro Forma Adjustments
The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired and are subject to change.
(1)	To adjust acquired company asset’s depreciation and amortization for FAS 141 preliminary fair value adjustments

(2)	To add interest expense related to transaction debt for acquired assets at current borrowing rate of 6%

(3)	To tax effect FAS 141 depreciation and amortization adjustments and acquisition related interest at a tax rate of 38%